Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

July 25, 2023

The Special Committee of the Board of Directors

MSC Industrial Direct Co., Inc.

100 Madeira Boulevard

Melville, New York, 11747

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated June 20, 2023, to the The Special Committee of the Board of Directors of MSC Industrial Direct Co., Inc. (the “Company”) as Annex D to, and reference thereto under the captions “Summary—Reasons for the Reclassification; Fairness of the Reclassification”, “Summary—Financial Opinion of Evercore”, “The Reclassification—Background of the Reclassification”, “The Reclassification—Reasons for the Reclassification; Fairness of the Reclassification”, “The Reclassification—Financial Opinion of Evercore” in, the proxy statement/prospectus included in the Registration Statement on Form S−4 filed by the Company with the U.S. Securities and Exchange Commission on July 25, 2023, (the “Registration Statement”) and relating to the proposed reclassification of the Company’s common stock. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By: /s/ William O. Hiltz
Senior Managing Director